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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K
                                   ----------


        Current Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

         Date of Report (date of earliest event reported): June 28, 1999


                       INNOVATIVE CLINICAL SOLUTIONS, LTD
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



           DELAWARE                         0-27568               65-0617076
           --------                         -------               ----------
State or other jurisdiction of      Commission File Number       IRS Employer
incorporation                                                 Identification No.


                          10 DORRANCE STREET, SUITE 400
                              PROVIDENCE, RI 02903
                              --------------------
                    (Address of principal executive offices)


                                 (401) 831-6755
                                 --------------
                         (Registrant's telephone number,
                              including area code)



                                 PHYMATRIX CORP.
                      777 SOUTH FLAGLER DRIVE, SUITE 1000E
                           WEST PALM BEACH, FL 33401
                           -------------------------
                        (Former name and former address)





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ITEM 5.           OTHER EVENTS.

         On June 28, 1999, the Company filed a Certificate of Ownership and Merger with the State of Delaware changing its name from "PhyMatrix Corp." to "Innovative Clinical Solutions, Ltd." On June 23, 1999, the Company issued the following press release:

                      "PHYMATRIX CORP. CHANGES ITS NAME TO
                       INNOVATIVE CLINICAL SOLUTIONS, LTD.

                         -Stock Symbol Changed To ICSL-

         Providence, Rhode Island - June 23, 1999 - PhyMatrix Corp. (Nasdaq:
         PHMX) announced the official change of the Company name to Innovative Clinical Solutions, Ltd. (Nasdaq: ICSL), effective Monday, June 28, 1999.

         The name change reflects the repositioning of the Company along three primary business lines; ICSL Clinical Studies, which includes clinical research, ICSL Healthcare Research, which includes outcomes research services, disease management programs and post- marketing support programs and ICSL Network Management, which includes provider network services including support of the Company's speciality and multi-speciality physician networks and IPAs. The key objective of the repositioning is to provide strategic integration between these business lines, thereby providing a conduit for the efficient transfer of product and disease specific information that links the needs of the pharmaceutical and managed care companies.

         ICSL's new structure better positions the Company to establish vital links between clinical research and medical management to meet the changing paradigms of the healthcare industry. The Company's objective is to positively impact the drug development timeline to provide patients and physicians with increased access to next- generation treatment solutions. Uniting these entities via its proprietary information technology and work processes, ICSL's goal is to assist both pharmaceutical and biotechnology companies to accelerate the availability of marketable drug therapies, while assisting providers improve medical management strategies for optimum economics and clinical outcomes.

         Effective Monday, June 28, 1999, the stock symbol for the Company will change from PHMX to ICSL on the Nasdaq Stock Market. The name change does not require current stockholders to surrender stock certificates. All new certificates issued will bear the Innovative Clinical Solutions, Ltd. name.

         Michael Heffernan, President and Co-CEO of ICSL commented, "The name Innovative Clinical Solutions more accurately describes the Company structure and mission to accelerate healthcare solutions by uniquely integrating clinical research and healthcare management. We recognize the critical importance and have developed the proper infrastructure that supports our strategy of leveraging core competencies in order to service the needs of pharmaceutical and management care companies."



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        PhyMatrix Corp., headquartered in Providence, Rhode Island, provides services that support the needs of the pharmaceutical and managed care industries. The Company integrates its pharmaceutical services division with its provider network management division to create innovative solutions for its customers. The Company's services include clinical and economic research and disease management, as well as providing managed care functions for specialty and multi-specialty provider networks. The Company's components include Clinical Studies, Ltd., a wholly-owned subsidiary which operates dedicated, multi-therapeutic phase I-IV research facilities, and its provider network management division which manages over 9,000 physicians in networks located across the country. By integrating these divisions, the Company is able to provide a broad range of pre- and post-FDA approval services designed to expedite new pharmaceutical product approval and market acceptance."



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INNOVATIVE CLINICAL SOLUTIONS, LTD.


                                   By: /s/ Michael T. Heffernan
                                      -------------------------
                                       Michael T. Heffernan
                                       President and Co-Chief Executive Officer

Dated: July 9, 1999